UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2026, Edible Garden AG Incorporated (the “Company”) and Meijer Distribution, Inc. (the “Buyer”) entered into a purchase agreement pursuant to which the Company will supply Buyer-branded products to the Buyer (the “Agreement”) beginning in January 2027. The Agreement replaces the prior agreements between the Company and the Buyer scheduled to expire December 31, 2026.

Under the Agreement, the Company will sell hydroponic, potted, and fresh cut herbs to the Buyer according to per-unit prices set in advance under the Agreement by the Company and the Buyer. The Buyer’s purchases will be in quantities and according to delivery schedules requested by the Buyer. Under the Agreement, the Company and the Buyer will renegotiate the prices for each unit annually. Once set, the pricing terms will remain fixed for the remainder of the year, subject to price adjustments as a result of duties, tariffs or other governmental actions that are supported by Company documentation and approved by the Buyer.

The Agreement will become effective January 1, 2027 and will expire on December 31, 2028. The Buyer may terminate the Agreement (i) without cause upon 60 days’ prior notice, (ii) for cause upon 30 days’ prior written notice of disagreement regarding tariff-related price increases, and (iii) immediately if the Company does not provide the Buyer with products that meet the Buyer’s quality standards. Either party may terminate the Agreement for cause after a 15-day cure period for resolving a breach of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 3, 2026, the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1±#	Purchase Agreement dated as of January 1, 2027 by and between the Company and Meijer Distribution, Inc.
99.1	Press release dated August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.
#

Certain portions of this exhibit have been omitted (indicated by asterisks) pursuant to Item 601(b) of Regulation S-K because the omitted information is (i) not material and (ii) the type of information that the Company treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 3, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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